UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2005

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

As previously reported on the Company’s Current Report on Form 8-K on April 12, 2005 and on April 20, 2005, the Company entered into a Stock Purchase Agreement with certain accredited investors pursuant to which the investors purchased, at a first closing on April 8, 2005, 4,962,614 shares of common stock of the Company, at a price of $0.65 per share. In connection with the first closing, the Investors also received warrants to purchase an additional 2,481,298 shares of common stock of the Company. Pursuant to the Stock Purchase Agreement, as amended, the investors deposited an additional $8,763,602 into escrow to purchase 13,482,464 shares of the Company’s common stock and warrants exercisable for 6,741,241 shares of common stock at a second closing. The second closing was subject to approval by the Company’s stockholders.

On May 31, 2005, the Company received approval from its stockholders to conduct the sale and issuance of the shares and warrants at a second closing. On June 3, 2005, the Company received the funds held in escrow and issued the shares and warrants to complete the second closing. The warrants issued at the second closing have a term of five years and an exercise price equal to $1.00.

The foregoing transactions were completed pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. Each investor is an accredited investor under the Securities Act and the securities were sold without any general solicitation by the Company or its representatives.

SVB Alliant and The Robins Group acted as placement agents for all of the foregoing transactions. SVB Alliant will receive a cash placement fee of 5% of the gross proceeds for the second closing. The Robins Group LLC will receive 2% of the gross proceeds of the second closing and a warrant exercisable for 404,474 shares of Common Stock. The warrant issuable to The Robins Group LLC will have the same terms as the warrants issued to the Investors in the second closing.

On June 6, 2005, the Company issued the press release attached hereto as Exhibit 99.1 regarding the completion of the second closing.

The foregoing description is only a summary and is qualified in its entirety by reference to the transaction documents previously filed on the Company’s Form 8-K on April 12, 2005 and on April 20, 2005, each of which is incorporated herein by reference.

Item 3.03. Material Modifications to the Rights of Security Holders

On June 1, 2005, Curon Medical, Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 100,000,000. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.4.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
3.4	Certificate of Amendment to Curon Medical, Inc.’s Amended and Restated Certificate of Incorporation

99.1	Press Release of Curon Medical, Inc. dated June 6, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Alistair McLaren
Alistair McLaren
Chief Financial Officer

Date: June 6, 2005

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INDEX TO EXHIBITS

Index Number	Description of Document
3.4	Certificate of Amendment to Curon Medical, Inc.’s Amended and Restated Certificate of Incorporation

99.1	Press Release of Curon Medical, Inc. dated June 6, 2005

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